                                                                     Exhibit 11

                          THE TORO COMPANY AND SUBSIDIARIES
 Computation of Earnings per Share of Common Stock and Common Stock Equivalents
                    (Not Covered by Independent Auditors' Report)




                                                                       ------------------------------------------------------------
                                                                                          3 MONTHS
                                                                          YEAR ENDED        ENDED              YEARS ENDED
                                                                       ------------------------------------------------------------
                                                                           10/31/96        10/31/95       7/31/95       7/31/94
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
  Net earnings                                                           $36,409,000    $ 3,997,000    $36,667,000    $22,230,000
                                                                          ----------     ----------     ----------     ----------
                                                                          ----------     ----------     ----------     ----------
  Primary:

      Shares of common stock and common stock equivalents:

      Weighted average number of common shares outstanding                12,140,689     12,117,815     12,556,039     12,472,828

      Dilutive effect of outstanding stock options (1)                       414,026        424,225        476,374        509,538
                                                                          ----------     ----------     ----------     ----------
                                                                          12,554,715     12,542,040     13,032,413     12,982,366
                                                                          ----------     ----------     ----------     ----------
                                                                          ----------     ----------     ----------     ----------
-----------------------------------------------------------------------------------------------------------------------------------
  Net earnings per share of common stock and common stock
  equivalents                                                            $      2.90    $      0.32    $      2.81    $      1.71
-----------------------------------------------------------------------------------------------------------------------------------
  Fully Diluted:

      Shares of common stock and common stock equivalents:

      Weighted average number of common shares outstanding                12,140,689     12,117,815     12,556,039     12,472,828

      Dilutive effect of outstanding stock options (2)                       414,026        424,225        511,133        509,538
                                                                          ----------     ----------     ----------     ----------
                                                                          12,554,715     12,542,040     13,067,172     12,982,366
                                                                          ----------     ----------     ----------     ----------
                                                                          ----------     ----------     ----------     ----------
-----------------------------------------------------------------------------------------------------------------------------------
  Net earnings per share of common  stock and common stock
  equivalents                                                           $      $2.90   $       0.32    $      2.81    $      1.71
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(1)      Outstanding stock options and options exercised in the current period are converted to common stock equivalents by the treasury stock method using the average market price of the company's stock during each period.

(2) Outstanding stock options and options exercised in the current period are converted to common stock equivalents by the treasury stock method using the greater of the average market price or the year-end market price of the company's shares during each period.


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